[COOPERS & LYBRAND L.L.P. LETTERHEAD]

                                                                Exhibit 15.1





Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

        Re:  PHP Healthcare Corporation
             Registration on Form S-3

We are aware that our report dated March 6, 1996 on our review of interim financial information of PHP Healthcare Corporation and consolidated subsidiaries as of January 31, 1996 and for the three-month and nine-month periods then ended and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in this Registration Statement No. 33-301101. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the prospectus and registration statement prepared or certified by us within the meaning of Section 7 and 11 of that Act.


                                        Coopers & Lybrand L.L.P.

Washington, D.C.
March 18, 1996













                                       24